Exhibit 10.14

SUNCRETE, INC.

RESTRICTED STOCK AWARD AGREEMENT

1.             Grant of Award. to the terms of this Restricted Stock Award Agreement (this “Agreement”) and in exchange for services rendered or to be rendered to Suncrete, Inc., a Delaware corporation (the “Company”), the Company hereby grants to

________________

(the “Grantee”)

an award of __________ Shares (defined below) of restricted Class A common stock of the Company (the “Awarded Shares”). The “Date of Grant” of this award is April 8, 2026.

2.             Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

a.             “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company; and (ii) any entity in which the Company has a significant equity interest.

b.             “Applicable Laws” shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which Shares of the Company’s common stock are listed or quoted and the Applicable Laws of any foreign country or jurisdiction where equity awards are, or will be, granted by the Company.

c.             “BCA” shall mean that certain Business Combination Agreement by and among the Company, Haymaker Acquisition Corp. 4, Concrete Partners Holding, LLC and the other parties thereto, dated as of October 9, 2025.

d.             “Board” shall mean the Board of Directors of the Company.

e.             “Cause” shall mean (i) if the Grantee is party to an employment agreement with the Company or the applicable subsidiaries, the conviction of such employee of a felony or of any lesser crime involving moral turpitude, or (ii) if the Grantee is not a party to such an employment agreement, consistent with the policies of the Company or the applicable subsidiary. The Board or its delegate, in its absolute discretion, shall determine the effect of all matters and questions relating to whether the Grantee has been discharged for Cause.

f.              “Closing Date” shall have the meaning given to such term in the BCA.

g.             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

h.             “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

i.              “Fair Market Value” shall mean, as of a particular date, (a) if the Shares are listed on any established national securities exchange, the closing sales price per Share of common stock on the consolidated transaction reporting system for the principal securities exchange for the common stock on that date (as determined by the Board, in its discretion), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of common stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of common stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the common stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc. (previously known as the National Quotation Bureau, Inc.); or (d) if none of the above is applicable, such amount as may be determined by the Board (acting on the advice of an independent third party, should the Board elect in its sole discretion to utilize an independent third party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

j.              “Initial Closing Date” shall have the meaning given to such term in the BCA.

k.             “Plan” shall mean the Suncrete, Inc. 2026 Omnibus Incentive Plan.

l.              “Service Provider” shall mean an employee, director, or consultant that provides services to the Company.

m.             “Shares” shall mean shares of Class A common stock of the Company, $0.0001 par value per share, or such other securities or property as may become subject to this Agreement pursuant to an adjustment made under Section 10 of this Agreement.

n.             “Transactions” shall have the meaning given to such term in the BCA.

3.            Vesting. Except as specifically provided in this Agreement, the Awarded Shares shall vested as follows:

a.             33% of the total Awarded Shares (rounded down for any fractional shares) shall vest on December 9, 2027, provided the Grantee is employed by (or, if the Grantee is a consultant or an outside director, is providing services to) the Company or a subsidiary on that date.

b.             An additional 33% of the total Awarded Shares (rounded down for any fractional shares) shall vest on December 9, 2028, provided the Grantee is employed by (or, if the Grantee is a consultant or an outside director, is providing services to) the Company or a subsidiary on that date.

c.             The remaining total Awarded Shares shall vest on December 9, 2029, provided the Grantee is employed by (or, if the Grantee is a consultant or an outside director, is providing services to) the Company or a subsidiary on that date.

Notwithstanding the foregoing, upon the occurrence of a termination of service due to the Grantee’s death or total and permanent disability, all then unvested Awarded Shares not previously vested shall become immediately fully vested.

4.             Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date the Grantee ceases to be a Service Provider for any reason. In addition, in the event the Grantee’s employment with or services to the Company or any subsidiary is terminated by the Company for Cause or if such termination of employment or service occurs at a time when grounds exist for a termination for Cause, in each case, as determined by the Board, then all Awarded Shares, whether then vested or unvested shall be immediately forfeited. Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5.             Restrictions on Awarded Shares. Subject to the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Grantee shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign, or otherwise encumber any of the Awarded Shares that have not vested. Except for these limitations, the Company may, in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6.             Legend. If certificates evidencing the Awarded Shares as issued, the following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms of a Restricted Stock Award Agreement, by and between the Company and the Grantee, a copy of which is on file at the principal office of the Company in Tulsa, OK. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said agreement.”

The following legend shall be inserted on a certificate evidencing Shares issued pursuant to this Agreement if the Shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Grantee shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend if the Awarded Shares are so evidenced by certificates.

7.             Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Grantee or shall register the Awarded Shares in the Grantee’s name, free of restriction pursuant to this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4.

8.             Rights of a Shareholder. Except as provided in Section 4 and Section 5 above, the Grantee shall have, with respect to the Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any dividends thereon.

9.             Voting. The Grantee, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

10.           Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Section 15 of the Plan.

11.           Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for a breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12.           Grantee’s Representations. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all Applicable Laws, rules, and regulations.

13.           Reserved.

14.           Grantee’s Acknowledgments. The Grantee hereby acknowledges and agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

15.           Lock-Up Agreement.

a.            The Grantee hereby agrees not to, during the period (the “Post-Closing Lock-Up Period”) commencing on the date of the Initial Closing and ending on the earlier of (i) the one year anniversary of the Initial Closing and (ii) the date after the Initial Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities, or other property, without the prior written consent of the Company: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction is to be settled by delivery of such Shares, in cash or otherwise, or (C) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Shares owned by the Grantee (I) by gift, will or intestate succession upon the death of the Grantee, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) in accordance with the requirements of the BCA or the organizational documents of the Company, as amended, (V) to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase Shares granted pursuant to an equity incentive plan, stock purchase plan or other arrangement in satisfaction of any tax withholding obligations through cashless surrender or otherwise (provided any Shares issued upon exercise of such option or other rights shall remain subject to the terms of this Agreement), or (VI) in connection with the exercise or conversion of any Derivative Instruments (defined below); provided, however, that in any of the cases of clauses (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement applicable to the Grantee, and there shall be no further transfer of such Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (aa) the members of the Grantee’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (bb) any trust or charitable organization for the direct or indirect benefit of the Grantee or the immediate family of the Grantee, (cc) if the Grantee is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (dd) if the Grantee is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in the Grantee, or (ee) to any affiliate of the Grantee. The Grantee further agrees to execute such agreements as may be reasonably requested by the Company or the Company that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, the Grantee shall be permitted to establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that (y) such plan does not provide for the transfer, sale or other disposal of Shares during the Post-Closing Lock-Up Period and (z) any public announcement or filing with the SEC under the Exchange Act made by any person regarding the establishment of such plan during the Post-Closing Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell, or otherwise dispose of securities under such plan during the Post-Closing Lock-Up Period in contravention of this Agreement.

b.             Notwithstanding anything contained herein to the contrary, (i) 33.33% of the Shares subject to the restrictions set forth in Section 15(a) held by the Grantee as of the Closing Date will be automatically released from the restrictions contained in Section 15(a) immediately prior to the opening of The Nasdaq Global Market on the six-month anniversary of the Closing Date and (ii) 33.33% of the Shares subject to the restrictions set forth in Section 15(a) held by the Grantee as of the Closing Date will be automatically released from the restrictions contained in Section 15(a) immediately prior to the opening of The Nasdaq Global Market on the nine-month anniversary of the Closing Date.

c.             Notwithstanding anything contained herein to the contrary, if, prior to the expiration of the Post-Closing Lock-Up Period, the Company consents at its discretion to release any of the Shares or any securities convertible into, exchangeable for or that represent the right to receive Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), held by any directors, officers, stockholders of 5.0% or more of the then outstanding Shares that has delivered a lock-up agreement to the Company in connection with the Transactions, other than the Grantee, from the restrictions described herein (any such release being a “Triggering Release” and such party receiving such release being a “Triggering Release Party”), then a number of the Grantee’s Shares subject to this Agreement shall also be released from the restrictions set forth herein on the same terms on a pro rata basis, such number of the Grantee’s Shares being the total number of Shares held by the Grantee on the date of the Triggering Release that are subject to this Agreement multiplied by a fraction, the numerator of which shall be the number of Shares and Derivative Instruments released pursuant to the Triggering Release and the denominator of which shall be the total number of Shares and Derivative Instruments held by the Triggering Release Party on such date that were subject to a lock-up restriction (e.g., restrictions similar to this Section 15) immediately prior to such release.

d.             If any transfer of Shares is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Shares as one of its equity holders for any purpose. In order to enforce this Section 15, the Company may impose stop-transfer instructions with respect to the Shares of the Grantee (and Permitted Transferees and assigns thereof) until the end of the Post-Closing Lock-Up Period.

16.           Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17.           No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee, officer, consultant, independent contractor, or director, or to interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Grantee as a Service Provider at any time.

18.           Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19.           Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20.           Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement, or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

21.           Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

22.           Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto.

23.           Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24.           Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25.           Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.             Notice to the Company shall be addressed and delivered as follows:

Suncrete, Inc.

817 E. 4th Street

Tulsa, OK 74120

Attention: Corporate Secretary

b.             Notice to the Grantee shall be addressed and delivered to the most recent address in the Company’s records.

26.           Tax Requirements. The Grantee is hereby advised to consult immediately with the Grantee’s own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Grantee agrees that if the Grantee makes such an election, the Grantee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company and its subsidiaries (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable subsidiary of the Company) shall require the Grantee receiving Awarded Shares issued pursuant to this Agreement to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to the Awarded Shares. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing Shares or the registration of the Shares. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) with the consent of the Company, the actual delivery by the Grantee to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) with the consent of the Company, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; and (d) combination of (a), (b), or (c). If the Grantee does not make appropriate arrangements for the satisfaction of such tax withholding obligations, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence its consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

SUNCRETE, INC.

By:
Name:
Title:

GRANTEE:

By:
Name: